Exhibit 10.9

Process Development and Manufacturing

Services Agreement

by and between

Proteon Therapeutics

and

Lonza Ltd

PROCESS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Process Development and Manufacturing Services Agreement (this “Agreement”) is effective as of September 1, 2009 (the “Effective Date”), by and between Proteon Therapeutics, a Delaware corporation, with an address at 200 West Street, Waltham, Massachusetts (“PROTEON”), and Lonza Ltd, a Swiss company with an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (“LONZA”) (each, a “Party” and together the “Parties”).

RECITALS

WHEREAS, PROTEON intends to develop and commercialize certain products containing a recombinant form of Type 1 human pancreatic elastase as the active pharmaceutical ingredient known by PROTEON as PRT-201 (“API”) and wishes to contract with a contract manufacturing organization for the process development, manufacture and supply of API; and

WHEREAS, LONZA has process development, manufacturing and related services experience and expertise and owns a facility that is or would be suitable for production of API; and

WHEREAS, PROTEON desires to retain LONZA as a manufacturer of clinical quantities of API and to purchase process development and manufacturing services to supply clinical quantities of such product from LONZA, and LONZA desires to perform such services for PROTEON, all on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

The following capitalized terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

1.1                               “Acquisition Cost” means the actual price paid by LONZA to any Third Party (net of any discounts, rebates, credits or the like) for any materials (including the Raw Materials, Resins, Consumables and Wearables) used in the manufacture of the Drug Substance under this Agreement, including, but not limited to, shipping and handling costs and customs duties incurred and paid by LONZA to that Third Party in connection with the acquisition of such materials, and also including [    ]* of such actual price to cover LONZA’s acquisition and storage costs for such materials.

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1.2                               “Additional Services” means any service that is not contained in the Project Plan and that requires a Change Order from PROTEON in order to authorize LONZA to commence the same or any service specifically identified as an Additional Service in this Agreement.

1.3                               “Affiliate” means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, the term “control” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

1.4                               “Agreement” has the meaning ascribed to it in the Recitals.

1.5                               “API” has the meaning ascribed to it in the Recitals.

1.6                               “Batch” means a specific quantity of Drug Substance produced from a single Run.

1.7                               “Batch Disposition Documentation” means all of the documentation associated with the production and testing of a given clinical Batch, including without limitation production records, sampling documentation, test results, Investigative and Corrective Action Reports, deviation reports, all applicable Manufacturing Process data (including any pertinent output from instrumentation), the Certificate of Analysis, the Certificate of Compliance and any additional Quality Review and Approval documentation, if applicable.

1.8                               “Business Days” means any day other than a Saturday or Sunday that is not a national holiday in the United States or Switzerland.

1.9                               [           ]*

1.10                        “Certificate of Analysis” means a document prepared by LONZA listing tests performed by LONZA or approved Subcontractors, the specifications and test results.

1.11                        “Certificate of Compliance” means a document prepared by LONZA: (i) listing the manufacturing date, unique Batch number, and quantity of Drug Substance in such Batch, (ii) certifying that such Batch was manufactured in accordance with the Master Production Record and cGMP and (iii) certifying that all Investigative and Corrective Action Reports are completed and approved. The Parties shall from time to time agree upon a format or formats for the Certificate of Compliance to be used under this Agreement.

1.12                        “cGMP” means the regulatory requirements for current good manufacturing practices promulgated by the FDA under 21 C.F.R. §§ 210, 211 (as applicable to bulk drug substance only) and ICH, Guidance for Industry Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, as the same may be amended from time to time, as well as any additional regulatory agency requirements needed to seek registration in the EU, such as Part II of Volume IV of the EU Guide to Good Manufacturing Practice.

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1.13                        “Change Order” means a document mutually approved in writing by both Parties in accordance with the procedures set forth in Section 3.4 that describes in reasonable detail an amendment or modification to the Project and/or the Project Plan.

1.14                        “PROTEON Change Request” has the meaning ascribed to it in Section 3.4.

1.15                        “LONZA Change Request” has the meaning ascribed to it in Section 3.4.

1.16                        “PROTEON Confidential Information” means any Manufacturing Documentation provided by PROTEON to LONZA, and all elements of the Manufacturing Process provided by PROTEON to LONZA, clinical data and information, business plans, regulatory and Product information, Product strategies and all technical and other information, whether patented or unpatented, relating to PROTEON Product processes, test methods, operations, technologies, forecasts and business information that is disclosed or supplied to LONZA by or on behalf of PROTEON pursuant to this Agreement. PROTEON Confidential Information shall also include the Master Production Record, the Materials Specifications, and the Manufacturing Documentation.

1.17                        “PROTEON Equipment” means those certain pieces of equipment described in the Project Plan used to produce the Product that are purchased by PROTEON or for which PROTEON reimburses LONZA, including, without limitation, the related documentation regarding the design, validation, operation, calibration and maintenance of such equipment.

1.18                        “PROTEON Intellectual Property” means all Intellectual Property owned or Controlled by PROTEON that are conceived, discovered, developed, generated, created, made or reduced to practice or fixed in a tangible medium of expression at any time prior to the Effective Date or after the Effective Date if such Intellectual Property rights are not based upon or related to the performance of the Project.

1.19                        “Clinical Batch” means a Batch produced from a Clinical Run.

1.20                        “Clinical Run” means a Run manufactured in accordance with the Master Production Record and is used to create Drug Substance for clinical use.

1.21                        “Commercially Reasonable Efforts” means with respect to any objective of a Party, diligent, good faith efforts to accomplish such objective, to be undertaken in accordance with such Party’s reasonable business, legal and scientific judgment, consistent with the effort a reasonably comparable biological development company (in the case of PROTEON) or biopharmaceutical contract manufacturer (in the case of LONZA) would normally use to accomplish a similar objective under similar circumstances.

1.22                        “Confidentiality Agreement” means the Reciprocal Confidentiality Agreement between PROTEON and Lonza Biologics, Inc., dated May 20th, 2009.

1.23                        “Confidential Information” means PROTEON Confidential Information and/or LONZA Confidential Information, as the context requires, except any portion thereof which: (a) is known to the receiving party, as evidenced by the receiving party’s prior written records,

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before receipt thereof under this Agreement; (b) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party with respect to such information and who otherwise has a right to make such disclosure; (c) is or becomes generally known in the public domain through no fault of the receiving party; or (d) is independently developed by the receiving party, as evidenced by the receiving party’s written records, without access to the other Party’s Confidential Information.

1.24                        “Conforming Drug Substance” means Drug Substance that conforms to all of the warranties set forth in Section 14.2.1.

1.25                        “Consumable” means all bags, liners and other single use or regularly replaced materials that are required to perform the Manufacturing Process (excluding Raw Materials, Resins and Wearables).

1.26                        “Control” or “Controlled” means, with respect to any Intellectual Property, the possession (whether by ownership, license, or other agreement or arrangement existing now or after the Effective Date, other than pursuant to this Agreement) by a Party or an Affiliate thereof of the right to grant to the other Party a license as provided herein under such Intellectual Property without violating (a) any law or governmental regulation applicable to such license or sublicense or (b) the terms of any agreement or other arrangement with any Third Party that exists as of the Effective Date or, if such right is acquired after the Effective Date, as of the date the Party or an Affiliate thereof first gained possession of such right.

1.27                        “Decision Request” has the meaning ascribed to it in Section 3.1.2.

1.28                        “Designated Carrier” means the common carrier selected by PROTEON to take delivery of Drug Substance at the LONZA Facility.

1.29                        “Drug Substance” means API in bulk form that has been manufactured by LONZA pursuant to this Agreement.

1.30                        “Effective Date” has the meaning ascribed to it in the Recitals.

1.31                        “EMEA” means the European Medicines Agency, or any successor agency thereto.

1.32                        “Engineering Batch” means a Batch produced from an Engineering Run.

1.33                        “Engineering Run” means a Run used for process demonstration and engineering of some or all of the Manufacturing Process steps.

1.34                        “EXW” means “Ex Works (named place)”, as that expression is defined in Incoterms 2000, ICC Publishing S.A.

1.35                        “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

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1.36                        “FDCA” has the meaning ascribed to it in Section 14.2.1.

1.37                        “Force Majeure Event” has the meaning ascribed to it in Section 19.1.

1.38                        “Governmental Authority” means any national, multi-national, regional, state or local regulatory agency, department, bureau, or other governmental entity.

1.39                        “Indemnitee” has the meaning ascribed to it in Section 15.3.1.

1.40                        “Indemnitor” has the meaning ascribed to it in Section 15.3.1.

1.41                        “Intellectual Property” means all worldwide (i) Patents, (ii) copyright registrations and applications and all renewals and extensions thereof, (iii) discoveries, inventions, trade secrets, know-how, techniques, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws), and (iv) Confidential Information, including all applications and registrations with respect to the items identified in clauses (iii)-(iv) (if any), but excluding all trademarks, trade names, service marks, logos and other corporate identifiers.

1.42                        “Investigative and Corrective Action Reports” or “ICAR” means the document that is used to record the investigation of, as well as the review and disposition of, a failure related to a cGMP manufacturing process or system.

1.43                        “Liabilities” has the meaning ascribed to it in Section 15.1.

1.44                        “LONZA” has the meaning ascribed to it in the Recitals.

1.45                        “LONZA Confidential Information” means all technical and other information, whether patented or unpatented, relating to the LONZA Facility and/or LONZA processes, methods, operations, technologies, forecasts and business information that is disclosed or supplied to, or used on behalf of, PROTEON by LONZA pursuant to this Agreement, or of which PROTEON may become aware through the presence of its employees or agents at LONZA offices or at the LONZA Facility, including, without limitation, trade secrets, know-how, processes, concepts, experimental methods and results and business and scientific plans and information and facility layout and schematics.

1.46                        “LONZA Facility” means the facility owned and operated by LONZA at Rottenstrasse 6, 3930 Visp, Switzerland or such other facility designated by LONZA and owned and operated by an Affiliate of LONZA.

1.47                        “LONZA Intellectual Property” means all Intellectual Property owned or Controlled by LONZA that are conceived, discovered, developed, generated, created, made or reduced to practice or fixed in a tangible medium of expression at any time prior to the Effective Date or after the Effective Date if such Intellectual Property rights are not based upon or related to the performance of the Project.

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1.48                        “Manufacturing Documentation” means all documents and records describing or otherwise related to the Manufacturing Process, other than those embodied in the Master Production Record.

1.49                        “Manufacturing Process” means the production process for the manufacture of Drug Substance, as such process may be changed from time to time in accordance with this Agreement.

1.50                        [          ]*

1.51                        “Master Production Record” or “MPR” means the document, proposed by LONZA and approved by PROTEON, that defines the manufacturing methods, test methods, specifications, materials, and other procedures, directions and controls associated with the manufacture and testing of Drug Substance. The Master Production Record shall also include or incorporate by reference, without limitation, such information as Materials Specifications, in process and final Drug Substance sampling standards, equipment and instrumentation specifications and standard operating procedures, including, without limitation, standard operating procedures for in-process quality control testing.

1.52                        “Materials Specification” or “MS” means a document detailing the specifications for each Raw Material, Resin or Consumable, each as mutually approved by the Parties.

1.53                        “NDA” means a new drug application for the Product, or any equivalent filing thereto, filed with the FDA, and any supplements or amendments to any of the foregoing.

1.54                        “Non-Conforming Drug Substance” means Drug Substance that fails to conform to all of the warranties set forth in Section 14.2.1.

1.55                        “PAI” has the meaning ascribed to it in Section 4.6.

1.56                        “Patents” shall mean, with respect to an invention, any patent or patent application, and any patent issuing there from, together with any extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations and continuations-in-part thereof, and any patent or patent application claiming priority to any application in common with any such patent containing a disclosure substantially similar to that of any such patent, all to the extent the foregoing contain claims covering such invention.

1.57                        “Product” means the final dosage form of the Drug Substance.

1.58                        “Project” means the full range of development and manufacturing services to be provided under this Agreement as more fully described in the Project Plan.

1.59                        “Project Administration” has the meaning ascribed to it in Section 3.3.1.

1.60                        “Project Intellectual Property” means, individually and collectively, all Intellectual Property conceived, created, discovered, developed, generated, made or reduced to practice or

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fixed in a tangible medium of expression as part of or based upon or related to activities undertaken as part of the Project whether: (a) solely by one or more employees or agents or Subcontractors of LONZA; (b) solely by one or more employees or agents of PROTEON; or (c) jointly by one or more employees or agents or Subcontractors of LONZA and one or more employees or agents of PROTEON.

1.61                        “Project Manager” has the meaning ascribed to it in Section 3.2.2.

1.62                        “Project Plan” means the scope of work for technology transfer, process development, process implementation, manufacturing and overall project scope, attached as Exhibit A hereto and hereby incorporated into this Agreement by reference.

1.63                        “Project Rates” means the applicable rates at which LONZA will charge PROTEON for the various Additional Services performed hereunder, if any, which shall be comparable to the rates utilized by LONZA to price the Project as of the Effective Date.

1.64                        “PROTEON” has the meaning ascribed to it in the Recitals.

1.65                        “PROTEON Credit” has the meaning ascribed to it in Section 6.1.

1.66                        “Quality Agreement” means the quality agreement between the Parties. The Quality Agreement will be negotiated and entered into by the Parties within thirty (30) days following the Effective Date and will be attached as Exhibit C hereto and incorporated into this Agreement by reference.

1.67                        “Quality Review and Approval” means LONZA’s review and approval, by LONZA’s quality assurance department, of a Clinical Batch and the associated Batch Disposition Documentation.

1.68                        “Raw Material” means all ingredients, solvents and other components of the Drug Substance required to perform the Manufacturing Process (excluding any Consumables, Resins and Wearables).

1.69                        “Recall” has the meaning ascribed to it in Section 11.1.

1.70                        “Reference Materials” means Drug Substance that is generated from a Run that is well characterized, packaged and stored in a controlled manner, and used as a standard or reference for analytical testing purposes.

1.71                        “Registration” has the meaning ascribed to it in Section 8.1.

1.72                        “Regulatory Authority” means the FDA or the EMEA, or both of the foregoing, as the case requires.

1.73                        “Regulatory Filing” means any or all applications, including but not limited to the NDA, submitted to Regulatory Authorities for the purpose of registering the Product or the Manufacturing Process as required by statute, and any amendments or supplements thereto,

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and any other filings required by the Regulatory Authorities relating to the manufacture, testing, sale or distribution of the Product.

1.74                        “Replacement Drug Substance” has the meaning ascribed to it in Section 10.3.

1.75                        “Resin” means all chromatographic media intended to refine or purify the Drug Substance, as specified in the Master Production Record.

1.76                        “Rules” has the meaning ascribed to it in Section 20.3.

1.77                        “Run” means a single complete operation of all, or a discreet portion of, the Manufacturing Process at the LONZA Facility.

1.78                        “Shipping Guidelines” means LONZA’s written procedures, as approved by PROTEON in writing, that describe the methods of packaging, preserving, monitoring and shipping any and all PROTEON property, including the Drug Substance.

1.79                        [          ]*

1.80                        “Subcontractor” means any independent entity that LONZA contracts with to perform any services or meet any obligations that are required under the terms and conditions of this Agreement.

1.81                        “Suite Activation Date” has the meaning ascribed to it in Section 18.2.

1.82                        “Term” has the meaning ascribed to it in Section 18.1.

1.83                        “Third Party” means any party other than PROTEON, LONZA and their respective Affiliates.

1.84                        “Transfer Batch” means a Batch produced from a Transfer Run.

1.85                        “Transfer Run” means a Run used to demonstrate and transfer in to LONZA the Manufacturing Process.

1.86                        “Waste” shall mean any “hazardous substance” and/or “hazardous material” as provided under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), any “hazardous waste” as provided under the Resource Conservation and Recovery Act (RCRA), and/or any other waste material, pollutant and/or contaminant of any kind including, without limitation, any routine process waste or any by-product arising from any activities conducted pursuant to this Agreement.

1.87                        “Wearables” means any coverings or protective gear used by LONZA employees or agents in the course of the performing the development and manufacturing services hereunder, including without limitation gloves, coveralls, booties, eye shields and the like.

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1.88                        [            ]*

ARTICLE 2
COMMITMENT TO DEVELOP AND MANUFACTURE; PURCHASE

2.1                               Commitment to Develop and Manufacture.

2.1.1                     Development. PROTEON hereby retains LONZA to develop the Manufacturing Process at the LONZA Facility, LONZA shall use Commercially Reasonable Efforts to develop the same, and PROTEON shall pay LONZA for such development work, all in accordance with the Project Plan and Exhibit B.

2.1.2                     Manufacture. Subject to the successful completion of the development of the Manufacturing Process at the LONZA Facility as defined in the Project Plan, PROTEON retains LONZA as a manufacturer of Drug Substance. LONZA shall provide sufficient services and capacity to manufacture Drug Substance for PROTEON in accordance with the Project Plan and in accordance with the Master Production Record, and PROTEON shall purchase such services and capacity from LONZA in accordance with the Project Plan and Milestone Payment Summary (Exhibits A&B).

ARTICLE 3
PROJECT PLAN; PROJECT MANAGEMENT

3.1                               Project Plan. In order to enable the Parties to fulfill their respective obligations under this Agreement, the Parties shall implement and perform their obligations as set out in the Project Plan. The Project Plan will be written by LONZA and submitted for PROTEON approval.

3.1.1                     The Project Plan may be amended by agreement of the Parties through the Change Order procedures set forth in Section 3.4. In the case of a Change Order to a Project Plan, that Change Order becomes the controlling document.

3.1.2                     LONZA may from time to time notify PROTEON that LONZA requires approvals or other actions by PROTEON relating to the services that do not represent a change in the terms of the Project Plan (each, a “Decision Request”). Adherence to the time-scales set out in the Project Plan is contingent in part on PROTEON’s reasonably expedient review and response to such Decision Requests. When making a Decision Request, LONZA shall provide PROTEON with written notice that includes a description of the approval that it is seeking and copies of the requisite documents, data and development paths to which such approval relates. PROTEON shall respond to each Decision Request notice within the period of time specified in the Decision Request notice (not to be less than one (1) Business Day nor more than two (2) Business Days after PROTEON has received from LONZA the Decision Request and the requisite documents, data and development paths). Any change from an approved Decision Request shall be subject to the procedures specified in Section 3.4. If PROTEON’s decision on a Decision Request affects the

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services specified in the Project Plan, then PROTEON shall issue a PROTEON Change Request and such PROTEON Change Request shall be subject to the procedures specified in Section 3.4.

3.2                               Project Management

3.2.1                     This Section Intentionally Omitted.

3.2.2                     The daily interactions and management with respect to the Project will be performed by two project managers, one appointed by each Party and each one having the authority to manage the Project in conjunction with the other Project Manager and to further the daily tasks and goals of each Party (each, a “Project Manager).

3.2.3                     The Project Managers shall be the principle points of contact between the Parties. As part of their duties, the Project Managers shall be responsible for monitoring and revising the Project Plan (in accordance with the procedures set forth in Section 3.4, responding to Decision Requests (in the case of PROTEON), establishing operating guidelines for the Project, defining communication formats, forming and approving Project teams and monitoring the general progress of the Project.

3.2.4                     The Project Managers shall be appointed by each respective Party no later than August 17, 2009. The LONZA Operations executive responsible for the early phase tasks may continue in the role of Project Manager for a designated period of time, as agreed to by PROTEON.

3.2.5                     Neither Party shall remove or replace its Project Manager without giving 30 days notice in writing to the other Party; provided that, such removal or replacement may be made with less than thirty (30) days notice where such person has left the employment of the relevant Party, where such Person has taken a leave of absence, where such Person is out on disability or sick leave for more than a two-week period, or if the other Party agrees in writing to such removal or replacement.

3.3                               Project Administration

3.3.1                     “Project Administration” tasks include, but are not limited to, meeting attendance, document review, document approval and project consultation.

3.3.2                     All hours invoiced for Project Administration must be attributed to tasks directly related to the Project and incurred only by LONZA employees who have been pre-approved by the PROTEON to accrue Project Administration hours. LONZA will submit a list of employees to PROTEON for approval. The pricing quoted in Exhibit A includes Project Administration costs and such Project Administration services shall not constitute Additional Services.

3.4                               Project Change Order Process. (a) Any amendments or modifications to the services specified in the Project Plan shall be set forth in writing in a Change Order mutually agreed upon by the Parties using the procedure set forth in this Section 3.4. During the Project, PROTEON may request amendments to the Project Plan to effect changes in the services specified in the Project Plan. If PROTEON wishes to make a change it shall notify LONZA of the requested change specifying the change with sufficient details to enable

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LONZA to evaluate it (a “PROTEON Change Request”). Within five (5) Business Days following the date of LONZA’s receipt of a PROTEON Change Request, LONZA shall deliver a Change Order document that: (i) assesses the impact of the change on the schedule, and (ii) incorporates a description of the requested change and the cost therefor.

(b)                                 Within five (5) Business Days following PROTEON’s receipt of a LONZA Change Order (“Response Period”), PROTEON will notify LONZA whether or not it accepts the Change Order. If PROTEON accepts the Change Order, then the provisions of this Agreement shall be deemed amended to incorporate such change in accordance with the Change Order. If PROTEON notifies LONZA not to proceed within the Response Period, then the PROTEON Change Request shall be deemed withdrawn and LONZA shall take no further action in respect of it. If LONZA has not received any notice by the expiration of the Response Period, then PROTEON shall be deemed to have advised LONZA not to proceed, A separate Change Order will be required for each PROTEON Change Request but a PROTEON Change Request may include multiple changes; and each Change Order will become subject to this Agreement when signed by LONZA and PROTEON. Change Orders shall be implemented as soon as commercially practicable to do so. PROTEON shall be responsible for payment of any price increase resulting from any such Change Order, which shall be priced on a time and materials basis, as mutually agreed upon by the Parties; provided such pricing shall be based upon the Project Rates.

(c)                                  LONZA may not make any changes in the Project Plan without PROTEON’s prior written approval, which shall not be unreasonably withheld. LONZA may recommend amendments to the Project Plan to effect changes in the services specified in the Project Plan if necessary to respond to difficulties encountered in achieving the technical objectives of the Project. If LONZA wishes to recommend a Change Request, it shall notify PROTEON of the requested change in accordance with LONZA’s SOP and provide PROTEON with a LONZA Change Request and a Change Order and the provisions of Section 3.4(a)-(b) shall apply.

ARTICLE 4
SERVICES

4.1                               Quality Agreement. The Quality Agreement specifies certain testing, storage, release, cGMP, regulatory and other quality assurance requirements relating to manufacture and shipment of Drug Substance by LONZA under this Agreement, all of which shall be deemed a material part of this Agreement.

4.2                               LONZA Facility. All Drug Substance manufactured for PROTEON hereunder shall be manufactured by LONZA at a LONZA Facility. LONZA shall be solely responsible for all scheduling related to the LONZA Facility and for the operation of such facility.

4.3                               [            ]*

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4.4                               Transfer and Engineering Runs. If called for in the Project Plan, LONZA shall perform manufacture Transfer Batches and/or Engineering Batches in accordance with the Project Plan.

4.5                               Raw Materials and Consumables.

4.5.1                     Procurement. Unless specifically stated otherwise in the Project Plan, LONZA shall be responsible for the procurement of all Raw Materials, Resins, Consumables and Wearables necessary for the manufacture of the Drug Substance. LONZA shall not be responsible for delays in the purchase and/or delivery of Raw Materials, Resins, and Consumables that occur despite LONZA using Commercially Reasonable Efforts to avoid such delays. All Raw Materials, Resins, Consumables and Wearables shall be invoiced to PROTEON by LONZA at the relevant Acquisition Cost.

4.5.2                     Compliance with Specifications. All Raw Materials, Resins and Consumables used in the Manufacturing Process shall comply with the applicable Materials Specifications, or as otherwise agreed in writing by the Parties. LONZA or a Subcontractor approved in accordance with Section 4.8 shall perform testing and evaluation of the Raw Materials, Resins and Consumables as required to meet the foregoing obligations.

4.5.3                     PROTEON Equipment. At PROTEON’s request, LONZA shall use PROTEON’s Equipment and PROTEON shall reimburse LONZA for the acquisition, installation and validation of PROTEON Equipment in accordance with the Project Rates. However, PROTEON shall not be required to reimburse LONZA for the costs of acquiring PROTEON Equipment under this Agreement if PROTEON paid for such PROTEON Equipment directly or if PROTEON has already reimbursed LONZA for such costs.

4.6                               Retention and Reserve Samples. LONZA shall identify and retain certain reserve samples of all Raw Materials and intermediate production samples generated in the production of Clinical Batches as set forth in the applicable Materials Specifications, the applicable standard operating procedures, the Master Production Record or as otherwise agreed in writing by LONZA and PROTEON.

4.7                               Handling of Materials; Wastes. PROTEON must notify LONZA of any hazardous conditions or Wastes known to PROTEON that may exist or be produced by LONZA in the course of performing the services contemplated by this Agreement. At PROTEON’s expense, LONZA or a designated Third Party contractor shall handle, label, package, store, transport and dispose of all Wastes generated through performance of the manufacturing and processing activities hereunder in material compliance with all Federal, state and local laws, rules, and regulations applicable to such handling, labeling, packaging, storage, transport and disposal. Each Party shall promptly notify the other of any health hazards or potential health hazards of

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which it is or becomes aware concerning exposure to or handling of the Raw Materials, Drug Substance or Wastes.

4.8                               Approval of Subcontracting. LONZA shall not subcontract or otherwise delegate all or any portion of its obligations under this Agreement without PROTEON’s prior written approval. Notwithstanding the foregoing, LONZA may subcontract certain non-essential or routine tasks without PROTEON’s consent (e.g., janitorial services, electrical upgrades, etc.). Any work relevant to the Project Plan subcontracted or delegated to a Third Party in accordance with this Section shall be invoiced to PROTEON by LONZA at cost.

4.9                               Document Changes. Any requests by LONZA or PROTEON for changes to documents which are part of LONZA’s cGMP documentation system, including but not limited to the Master Production Record and any standard operating procedures or Materials Specifications, will be handled by a Change Request using the procedures in Section 3.4.

ARTICLE 5
DELIVERIES

5.1                               Delivery Terms. LONZA will deliver each Clinical Batch EXW LONZA’s Visp Facility to the Designated Carrier in accordance with the Shipping Guidelines; provided that risk of loss in and title to the Clinical Batch shall pass to PROTEON when the Clinical Batch is placed upon the Designated Carrier’s vehicle. PROTEON shall arrange for shipment and take delivery of such Batch from LONZA’s Facility via the Designated Carrier, at PROTEON’s expense, within five (5) Business Days after PROTEON’s acceptance of a Clinical Batch pursuant to Article 10, or pay applicable storage costs. LONZA shall provide storage for such Batch in accordance with the [   ]* at no charge during such five (5) business day period; provided, that any additional storage beyond such five (5) business day period will be charged to PROTEON as Additional Services in accordance with the Project Rates. Notwithstanding anything to the contrary contained in this Agreement, in no event shall LONZA be required to store any Clinical Batch for more than twenty (20) calendar days after PROTEON’s acceptance of such Batch pursuant to Article 10. LONZA shall not be required to deliver any Batch to the Designated Carrier until the Designated Carrier informs LONZA that it has obtained all appropriate approvals and consents of any Gown-mental Authority necessary for the transportation or shipment of such Batch,

ARTICLE 6
PAYMENTS

6.1                               Compensation. For each deliverable specified in the Project Plan, PROTEON shall pay to LONZA the milestone payment amount corresponding to such deliverable, as set forth in the Project Plan. Each milestone payment shall become due and payable upon the completion by LONZA of the applicable deliverable. No milestone payment shall be contingent upon completion of any subsequent deliverable. In addition, PROTEON shall pay for any Acquisition Costs and Additional Services in accordance with the Project Rates, unless otherwise agreed to by the Parties.

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6.2                               Payment Terms. All invoices for completed stages and/or substages shall be issued within thirty (30) days after the applicable completion date. All amounts due thereunder shall be due and payable within thirty (30) days after receipt of such invoice. In the event that PROTEON has not paid an invoice within thirty (30) Business Days of the applicable due date (as established by the preceding sentences), PROTEON’s failure shall be considered a material breach under Section 18.3.1, subject to the cure provisions set forth therein. Payments shall be made by wire transfer or check in U.S. currency. Past due amounts shall bear interest from the date due until paid at a rate equal to the lesser of twelve percent (12%) per annum, or the maximum rate permitted by applicable law. PROTEON shall not be considered to be in breach of Section 18.3.1 with respect to payments that PROTEON contests in good faith using the procedures in Section 20.3 during the pendency of such dispute; provided that in the event PROTEON does not prevail in such dispute then interest shall accrue from the date payment was due until the date PROTEON makes payment and such payment shall when made shall be accompanied by all interest so accrued.

6.3                               Currency and Exchange Rate. All invoices submitted to PROTEON pursuant to Section 6.2 shall be paid by PROTEON in U.S. Dollars (USD) based on the conversion of each payment amount scheduled in the Swiss Francs (CHF) denominated Milestone Payment Schedule in Exhibit B to USD, utilizing the base exchange rate, as described in the next sentence, or as otherwise adjusted pursuant to this Section 6.3. The base exchange rate for this Agreement will be that for purchasing CHF with USD at closing on the Effective Date of the Agreement as stated in the Wall Street Journal, Eastern Edition. If the exchange rate, as stated in the Wall Street Journal, Eastern Edition, for purchasing CHF with USD increases or decreases by 5% or less from the base exchange rate at any date of invoice then no adjustment shall be made; if the exchange rate for purchasing CHF with USD increases or decreases by more than 5% from the base exchange rate at any date of invoice, then LONZA shall continue to bear the burden or benefit of the first 5% increase or decrease, and the Parties shall each assume 50% of the burden or the benefit of such increase or decrease greater than 5%.

6.4                               Taxes. The pricing under this Agreement includes all duties and taxes, however designated, levied or based on this Agreement or the services delivered hereunder, including, without limitation, any personal property, sales, goods and services, use or value added taxes whether such taxes are now in force or subsequently levied. PROTEON shall not be responsible for any taxes (excluding taxes based on PROTEON’s net income and FICA, workers’ compensation, unemployment and withholding taxes concerning PROTEON personnel) with respect to the transactions contemplated by this Agreement. The Parties will cooperate to minimize, to the extent legally permissible, the tax liabilities related to this Agreement. Notwithstanding the foregoing, such cooperation shall not cause any adverse tax consequences to be incurred by either Party which would not have otherwise been incurred under the provisions of this Agreement, including this Section 6.3.

ARTICLE 7
MANUFACTURING AUDITS

During regular business hours and upon at least four (4) weeks prior notice to LONZA, PROTEON shall have the right to perform, directly or through its representatives (agreed with

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LONZA in advance), certain manufacturing audits as set forth in the Quality Agreement, or as otherwise agreed in writing by LONZA and PROTEON. All LONZA personnel time and resources necessary to complete the first manufacturing audit for a calendar year shall be provided at no cost to PROTEON; provided, however, any LONZA personnel time and resources necessary to complete any additional manufacturing audits (over and above one) in that same year shall be invoiced to PROTEON as Additional Services in accordance with the Project Rates, unless such additional audits are reasonably deemed necessary by PROTEON as a result of findings of the first audit. PROTEON shall be responsible for all Third Party costs of all manufacturing audits. Audits shall not exceed three (3) Business Days with no more than 2 sub-groups of Auditors.

ARTICLE 8
REGULATORY MATTERS

8.1                               Permits. LONZA shall secure and maintain in good order, at its sole cost and expense, such current governmental registrations, permits and licenses as are required by Governmental Authorities in order for LONZA to perform all of its obligations under this Agreement (including, without limitation, Annual Registration of Drug Establishment registrations (Form FDA 2656e) granted by the FDA and any comparable registrations granted by any other Regulatory Authority) (each, a “Registration”), for so long and insofar as is necessary to permit LONZA to perform any of its obligations under this Agreement. Notwithstanding the foregoing, PROTEON shall be responsible for reimbursing LONZA for the cost of any permits that are solely and specifically required to manufacture the Drug Substance.

8.2                               Regulatory Documentation. Any PROTEON requests for documents or other work product that do not exist as of the date of such request or other substantive requests for assistance in compiling any Regulatory Filing shall constitute Additional Services, and LONZA shall notify PROTEON of the same, and, if PROTEON authorizes such services, LONZA shall prepare a Change Order and invoice PROTEON for such Additional Services in accordance with the Project Rates.

8.3                               Regulatory Communications and Correspondence. Any and all communications from and to the FDA or other Regulatory Authorities related to the Product or to the manufacture of the Drug Substance at the LONZA Facility shall be handled in accordance with the terms and conditions of the Quality Agreement, or as otherwise agreed in writing by LONZA and PROTEON.

8.4                               Ownership of Regulatory Filings. PROTEON shall be the sole owner of all Regulatory Filings and all governmental approvals obtained by PROTEON from any Regulatory Authority with respect to the Drug Substance or the Product.

8.5                               Health and Safety Information. PROTEON shall provide LONZA with all information in PROTEON’s possession or control concerning any health hazards or potential health hazards associated with exposure to or the handling, storage, use or disposal of Drug Substance, including, without limitation, a Material Safety Data Sheet for Drug Substance. In

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the event that any such information is updated or corrected, PROTEON shall promptly notify LONZA thereof and provide LONZA with the updated or corrected information.

8.6                               Regulatory Authorities. PROTEON shall be responsible for handling all complaints and communications from Regulatory Authorities with respect to the Drug Substance and/or Product. As reasonably requested by PROTEON, LONZA shall cooperate in resolving such complaints and responding to such communications to the extent they pertain to the Drug Substance and/or Product. PROTEON shall reimburse LONZA for all reasonable costs and expenses incurred by LONZA in connection with the performance of LONZA’s obligations under this Section.

ARTICLE 9
QUALITY ASSURANCE; QUALITY CONTROL

Responsibility for Quality Assurance and Quality Control. Responsibility for quality assurance and quality control of Drug Substance shall be allocated between PROTEON and LONZA as set forth in the Quality Agreement.

ARTICLE 10
NON-CONFORMANCE

10.1                        Notice of Nonconformity. LONZA shall provide PROTEON’s quality assurance department with copies of completed Batch Disposition Documentation, and shall endeavor to do so within ten (10) Business Days of Quality Review and Approval. Within thirty (30) days after PROTEON’s receipt of such Batch Disposition Documentation, PROTEON shall determine by review of such Batch Disposition Documentation whether or not the given Clinical Batch conforms to the warranties set forth in Section 14.2.1; provided that LONZA provides timely answers to information requests and resolution of issues arising from PROTEON’s review of such Batch Disposition Documentation (and the thirty (30) day period shall be extended to account for LONZA’s failure to provide timely answers to information requests and resolution of such issues). If within the thirty (30) day period, PROTEON’s quality assurance department makes a determination that PROTEON believes such Batch to be nonconforming, PROTEON shall have the right to reject such Batch in its entirety and shall notify LONZA in writing within such thirty (30) day period. Such written notice shall specify the manner in which the Clinical Batch fails to conform to the warranties set forth in Section 14.2.1. If PROTEON does not submit written notice of rejection within such thirty (30) day period, such Batch will be deemed to be a Conforming Drug Substance and accepted by PROTEON; provided that such failure to notify shall not prejudice PROTEON’s right to reject or revoke acceptance of the Batch if the non-conforming condition which justifies rejection could not have been detected by PROTEON’s inspection undertaken pursuant to this Section 10.1; and provided further that the warranty provided in Section 14.2 and LONZA’s obligations under Section 15.2 shall survive acceptance of the Batch by PROTEON. In the event that PROTEON desires to accept such Batch prior to the end of the thirty (30) day period, PROTEON will fax written notice of such acceptance to LONZA’s Project Manager.

10.2                        No LONZA Liability. If PROTEON issues a notice of rejection of a Clinical Batch pursuant to Section 10.1 or revokes its acceptance of a Clinical Batch pursuant to

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Section 10.1, the Patties shall conduct an investigation of such non-conformance in accordance with each Patty’s standard operating procedures relating to same. In the event that, after such investigation and retesting, if any, LONZA does not confirm such non-conformity, the parties shall agree to conduct an audit of the investigation relating to such Clinical Batch or otherwise in a good faith attempt to agree upon a settlement of the issue. In the event that the parties cannot resolve the issue, a qualified and independent arbitrator selected jointly by LONZA and PROTEON shall review the matter and provide a written decision that shall, save for manifest error on the face of the decision, be binding on both LONZA and PROTEON. If it is determined pursuant to this Section 10.2 that the Clinical Batch is Conforming Drug Substance, then LONZA shall have no liability to PROTEON with respect to such Clinical Batch, and PROTEON shall pay for such Clinical Batch and for the fees associated with any dispute regarding the Clinical Batch shall be treated in all other respects under this Agreement as though it conformed with all of the warranties set forth in Section 14.2.1 of this Agreement.

10.3                        LONZA Liability for Non-Conforming Drug Substance; Replacement. If PROTEON issues a notice of rejection of a Clinical Batch pursuant to Section 10.1 or revokes its acceptance of a Clinical Batch pursuant to Section 10.1 and the Parties or a qualified and independent arbitrator selected using the procedure specified in Section 102 determine that such Batch is Non-Conforming Drug Substance, then LONZA shall, as soon as it is commercially practicable to do so, replace such Non-Conforming Drug Substance with Conforming Drug Substance (the “Replacement Drug Substance”). Delivery of Replacement Drug Substance shall be at no additional charge to PROTEON. Notwithstanding anything to the contrary contained herein, delivery of Replacement Drug Substance shall be PROTEON’s sole remedy with respect to the Drug Substance, and in furtherance thereof PROTEON waives all other remedies at law or in equity. LONZA shall pay for the fees associated with any dispute regarding a Clinical Batch that is determined to be Nonconforming Drug Substance.

10.4                        Cooperation in Investigations; Disposition of Non-Conforming Drug Substance. Each Party shall act in good faith and shall cooperate with the other Party, with any qualified independent Third-Party laboratory in connection with an investigation, and with the arbitrator, as to the existence of or source of nonconformity with respect to a Clinical Batch supplied under this Agreement. In testing the Batch, any independent Third-Party laboratory shall use analytical testing methods as agreed upon by the Parties. At PROTEON’S election, LONZA shall either (i) dispose of any Non-Conforming Drug Substance in accordance with all relevant laws, rules and regulations with respect to such disposal, at LONZA’s cost if LONZA was liable for the nonconformity in accordance with Section 10.3 and at PROTEON’s cost if LONZA was not liable for the nonconformity in accordance with Section 10.2, or (ii) deliver the Non-Conforming Drug Substance to PROTEON in accordance with Section 5.1.

10.5                        Replacement Clinical Batches. In addition to its obligations under Section 10.3 with respect to production and delivery of Replacement Drug Substance, LONZA will, upon PROTEON’s request and at PROTEON’s expense, use Commercially Reasonable Efforts to produce additional Clinical Batches in cases where a Clinical Batch is not Non-Conforming Drug Substance but where such Clinical Batch does not satisfy PROTEON’s requirements.

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ARTICLE 11
RECALLS

11.1                        Recalls; Quality Agreement. As further set forth in the Quality Agreement, PROTEON shall notify LONZA promptly (and in any event within three (3) Business Days of receipt of written notice) if any Drug Substance or resulting Product is the subject of a recall, market withdrawal, field correction or seizure (a “Recall”). PROTEON shall (i) bear the cost of and be responsible for conducting or responding, to all Recalls of Drug Substance or Product, (ii) remain obligated to pay LONZA in accordance with this Agreement for any Drug Substance used to make such Recalled Product, and (iii) reimburse LONZA for its out-of-pocket expenses related to the Recall, if any. Notwithstanding the foregoing, if such Recall was solely attributable to LONZA’s breach of any of its warranties set forth in Section 14.2.1 hereof, upon substantiation of such causation by a mutually agreeable qualified independent arbitrator selected using the procedure specified in Section 10.2, LONZA shall credit or refund PROTEON for the total amount paid by PROTEON to LONZA for the Drug Substance used to make such Recalled Product. Notwithstanding anything to the contrary contained herein, the foregoing obligation shall be LONZA’s sole liability and PROTEON’s sole remedy under this Agreement with respect to Recalls.

ARTICLE 12
LICENSE GRANTS

12.1                        License to LONZA. During the Term, PROTEON hereby grants to LONZA a fully paid, non-exclusive license under any and all PROTEON Intellectual Property and any Project Intellectual Property owned solely by PROTEON that is necessary for LONZA to perform its obligations under this Agreement, including, without limitation, all rights necessary for the [    ]* the Manufacturing Process, and/or the PROTEON Confidential Information, for the sole and limited purpose of LONZA’s performance of its obligations under this Agreement. For the avoidance of doubt, it is understood that LONZA may not sublicense its rights under this Section 12.1 without PROTEON’s prior written consent, which consent shall be provided or denied in accordance with the procedure in Section 4.8.

12.2                        License to PROTEON. (a) At the commencement of the development work contemplated by the Project Plan, PROTEON and LONZA shall review the LONZA Intellectual Property that they believe to be relevant to the Project Plan and shall determine which portions of such LONZA Intellectual Property may be useful for the development or manufacturing services contemplated by the Project Plan. The Parties shall agree upon: (i) a listing of the LONZA Intellectual Property to be utilized in such services; (ii) any limitations or restrictions upon the use, development and/or further improvement of such listed LONZA Intellectual Property; and (iii) the one-time fee (if any) applicable to such LONZA Intellectual Property in the event that PROTEON elects to make use of such LONZA Intellectual Property under the circumstances specified in Section 12.2(c), it being understood and agreed that such fee shall not exceed CHF [    ]* in the aggregate. LONZA shall not incorporate any LONZA Intellectual Property into the Drug Substance, the Product or the Manufacturing Process without the prior written consent of PROTEON. In the event and to the extent that any such

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LONZA Intellectual Property is incorporated into the Drug Substance, the Product or the Manufacturing Process without PROTEON’s prior written consent then it shall automatically and without further action by either Party become subject to Section 12.2(b)-(c) on a fully-paid up and royalty-free basis.

(b)                                 LONZA hereby grants to PROTEON a fully paid (subject to compliance with Section 12.2(c) if and when applicable) and royalty-free, non-exclusive, perpetual license, with the right to grant and authorize sublicenses, under any and all LONZA Intellectual Property and Project Intellectual Property owned solely by LONZA that LONZA incorporates into the Manufacturing Process or that is necessary to the practice of the Manufacturing Process or that [    ]* for the sole and limited purpose of manufacturing Drug Substance and making, having made, using, practicing, offering to sell, selling, importing, exporting and otherwise commercially exploiting Products.

(c)                                  Should PROTEON, after expiration or termination of this Agreement and any and all other agreements that the Parties or their respective Affiliates, successors or assigns enter into for the provision of development or manufacturing services concerning the API, wish to continue to use LONZA Intellectual Property licensed to it under Section 12.2(b) for purposes of having a Third Party contract manufacturer supply it with Drug Substance, then PROTEON shall notify LONZA of its decision and shall pay LONZA the one-time fee agreed upon by the Parties pursuant to Section 12.2(a)(iii).

ARTICLE 13
OWNERSHIP OF INTELLECTUAL PROPERTY,
MATERIALS AND EQUIPMENT

13.1                        Intellectual Property. (a) Neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Intellectual Property (including any Confidential Information) of the other Party except as expressly stated under Article 12 or this Article 13.

(b)                                 Project Intellectual Property that relates exclusively to (i) the PROTEON Intellectual Property or (ii) the API, the Drug Substance, the Product, including the development, formulation or manufacture of the API, the Drug Substance or the Product; shall, regardless of inventorship, become the sole property of PROTEON.

(c)                                  Project Intellectual Property that relates exclusively to (i) the LONZA Intellectual Property or (ii) the development, formulation or manufacture of biopharmaceutical products generally, but is not useful to the development, formulation or manufacture of the API, the Drug Substance or the Product, shall, regardless of inventorship, become the sole property of LONZA; provided, that LONZA shall only use such Project Intellectual Property with respect to products that are not elastase products (i.e., any proteinase that possesses the ability to solubilize elastin).

(d)                                 Project Intellectual Property not covered by Section 13.1(b) or Section 13.1(c) shall, regardless of inventorship, be owned jointly by LONZA and PROTEON and will be considered Confidential Information of both Parties; provided, that each Party shall have the right to exploit and license any such jointly owned Intellectual Property without the prior consent of the other Party and without any duty to account to the other Party; provided that (i) PROTEON shall only

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use such Project Intellectual Property with respect to the Product and other elastase products (i.e., any proteinase that possesses the ability to solubilize elastin) and (ii) LONZA shall only use such Project Intellectual Property with respect to products that are not elastase products.

(e)                                  During the term of this Agreement, each Party shall promptly disclose to the other in writing any Project Intellectual Property that might, under applicable law, be patentable or otherwise protectable and the determination of inventorship of such Project Intellectual Property shall be made in accordance with the rules of inventorship of the United States of America. The Parties hereby agree that neither Party shall be considered an “employee or agent” of the other Party. PROTEON shall control the filing, prosecution, maintenance and enforcement of any Patents constituting jointly-owned Project Intellectual Property, at its sole cost and expense, and shall keep LONZA regularly informed with respect to such activities.

(f)                                   Each Party shall sign all necessary documents or take such other actions as may reasonably be requested in order to perfect any and all rights of the applicable Party(ies) in Project Intellectual Property. Each Party will obtain all assignments and agreements necessary from their respective employees and agents and Subcontractors to secure such rights. All costs and expenses for perfecting and enforcing a Party’s rights in such Project Intellectual Property, shall be borne by the owner except as otherwise provided in Section 13.1(e).

13.2                        PROTEON Materials. As between the Parties, PROTEON shall own all rights in and title to the [    ]*.

13.3                        Ownership of PROTEON Equipment. PROTEON shall own all right, title and interest in and to any and all PROTEON Equipment, as well as all materials and other assets purchased by LONZA, for which the cost is reimbursed by PROTEON to LONZA. PROTEON shall be liable for all damage and risk of loss to the PROTEON Equipment, unless caused by LONZA’s negligence or willful misconduct.

13.3.1              PROTEON is responsible for the testing, installation, qualification and validation, as required, of PROTEON Equipment. LONZA will operate and maintain the PROTEON Equipment as per approved procedures once such equipment is commissioned and in operation.

13.3.2              PROTEON shall be liable for repair of all damage and risk of any loss to the PROTEON Equipment, unless caused by LONZA’s negligence or willful misconduct.

13.3.3              PROTEON is responsible for any delays to the Project Plan caused in whole or in part by delays in the delivery, testing, qualification or validation of PROTEON Equipment, including any resulting changes in the GMP Suite Activation Date as described in Section 18.2.

ARTICLE 14
REPRESENTATIONS AND WARRANTIES

14.1                        PROTEON. PROTEON hereby represents and warrants to LONZA that:

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14.1.1              Materials and Information. PROTEON is free to supply to LONZA the [     ]* PROTEON Confidential Information (including, without limitation, any portion of the Manufacturing Documentation supplied by PROTEON to LONZA), and any other information or materials supplied by PROTEON to LONZA;

14.1.2              No Patent Infringement. No Third Party has filed, pursued or maintained or threatened in writing to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging infringement of a Third-Party Patent based on the manufacture, use, import, offer for sale or sale of the Drug Substance or the Product;

14.1.3              No Infringement by Performance of Obligations. To the best of PROTEON’s knowledge, PROTEON’s supply to LONZA of the [     ]* and PROTEON Confidential Information (including, without limitation, any portion of the Manufacturing Documentation supplied by PROTEON to LONZA), and any other information or materials that PROTEON intends to supply to LONZA hereunder, and LONZA’s use thereof in accordance with the terms of and in performance of its obligations under this Agreement, does not infringe any Third-Party Patent or any other intellectual property rights of any Third Party for which PROTEON lacks the right to grant LONZA a valid sublicense to manufacture the Drug Substance;

14.1.4              No Infringement through Manufacturing Process. To the best of PROTEON’s knowledge, the manufacturing process for the Drug Substance in effect as of the Effective Date, as well as any other Manufacturing Process to be provided by PROTEON to LONZA under this Agreement, does not infringe any Third-Party Patent or any other intellectual property rights of any Third Party for which PROTEON lacks the right to grant LONZA a valid sublicense to manufacture the Drug Substance;

14.1.5              No Hazards. PROTEON has made LONZA aware of any known hazards involved in handling the [   ]*, the Raw Materials, the Drug Substance, and any Wastes generated through performance of the process development and manufacturing activities contemplated hereunder;

14.1.6              License. PROTEON has the right, power and authority to grant LONZA the license set forth in Section 12.1 above and will not enter into any contract, arrangement or commitment in the future which prohibits the grant of such license.

14.1.7              Power and Authority. PROTEON has the corporate power, the authority, the financial capacity and the legal right to enter into this Agreement and to perform its; obligations under this Agreement; and

14.1.8              Execution, Delivery and Performance of the Agreement. PROTEON has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered on behalf of PROTEON, and constitutes a legal, valid, binding obligation, enforceable against PROTEON and its successors and assigns in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement does not

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breach, violate, contravene or constitute a default under any contracts, arrangements or commitments to which PROTEON is a party or by which it is bound nor does the execution, delivery and performance of this Agreement by PROTEON violate any order, law or regulation of any court, governmental body or administrative or other agency having authority over it.

14.2                        LONZA. LONZA hereby represents and warrants to PROTEON that:

14.2.1              Drug Substance. Each Clinical Batch of Drug Substance manufactured hereunder: (i) was manufactured and analyzed in conformance with the Master Production Record; (ii) was manufactured in compliance with the requirements of cGMP; (iii) was packaged in accordance with the Shipping Guidelines; (iv) was transferred free and clear of any liens or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of LONZA; and (v) does not contain any substance that (1) causes such Clinical Batch to be adulterated within the meaning of the U.S. Federal Food, Drug and Cosmetic Act of 1938 and applicable regulations promulgated thereunder, as amended from time to time (“FDCA”) or comparable laws or regulations of another government agency or authority that has jurisdiction over the manufacture, testing, distribution, sale or use of Drug Substance or Product, or (2) is present in such Clinical Batch at a level that exceeds the level allowed under the FDCA or comparable laws or regulations of another government agency or authority that has jurisdiction over the manufacture, testing, distribution, sale or use of Drug Substance or Product;

14.2.2              LONZA Facility. LONZA owns or lawfully controls the LONZA Facility, and that the LONZA Facility shall be maintained in accordance with cGMP and in such condition as will allow LONZA to manufacture the Drug Substance in compliance with cGMP and in conformance with the Master Production Record;

14.2.3              Confidential Information. LONZA is free to supply LONZA Confidential Information to PROTEON (excluding any information related to other LONZA clients that PROTEON inadvertently becomes aware of through the presence of its employees or agents at LONZA offices or at the LONZA Facility);

14.2.4              License. LONZA has the right, power and authority to grant PROTEON the license set forth in Section 12.2 above and will not enter into any contract, arrangement or commitment in the future which prohibits the grant of such license.

14.2.5              Power and Authority. LONZA has the corporate power, authority and the legal right to enter into this Agreement and to perform its obligations under this Agreement; and

14.2.6              Execution, Delivery and Performance of Agreement. LONZA has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered on behalf of LONZA, and constitutes a legal, valid, binding obligation, enforceable against LONZA in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement does not breach, violate, contravene or constitute a default under any contracts, arrangements or commitments to which LONZA is a party or by which it is

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bound nor does the execution, delivery and performance of this Agreement by LONZA violate any order, law or regulation of any court, governmental body or administrative or other agency having authority over it.

14.2.7              Performance. LONZA shall use Commercially Reasonable Efforts to develop the Manufacturing Process in a manner that (a) does not infringe any valid and enforceable Patents of any Third Party in the United States or Switzerland, and (b) does not knowingly infringe or misappropriate any other Intellectual Property rights of any Third Party.

14.3                        Disclaimer by LONZA.

OTHER THAN AS SET FORTH IN SECTION 14.2, ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE HEREBY EXPRESSLY DISCLAIMED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DRUG SUBSTANCE OR THE SERVICES PROVIDED HEREUNDER. OTHER THAN THE PROCESS DEVELOPMENT AND MANUFACTURING SERVICES PROVIDED HEREUNDER, LONZA HAS NOT PARTICIPATED IN THE RESEARCH AND DEVELOPMENT OF THE DRUG SUBSTANCE OR THE PRODUCT, NOR HAS LONZA IN ANY WAY EVALUATED THE DRUG SUBSTANCE OR PRODUCT’S SAFETY OR EFFICACY IN HUMANS OR OTHERS.

ARTICLE 15
INDEMNIFICATION

15.1                        Indemnification by PROTEON. Subject to and except to the extent of any indemnification from LONZA pursuant to Section 15.2 below, PROTEON shall indemnify, defend and hold LONZA, its Affiliates, and their respective directors, officers, employees and agents harmless from and against all losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), (collectively, the “Liabilities”) to the extent such Liabilities arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of (a) the manufacture, packaging, testing, labeling, handling, distribution, marketing, use, import or sale of the Product, in any form, (b) any breach of the representations, warranties and covenants made by PROTEON under this Agreement, (c) PROTEON’s negligent acts or omissions or willful misconduct, and/or (d) any Recall of the Product. The foregoing indemnification action shall not apply in the event and to the extent that such Liabilities arise out of or result from any breach of the representations, warranties and covenants made by LONZA under this Agreement, or LONZA’s negligent acts or omissions or willful misconduct.

15.2                        Indemnification by LONZA. Subject to and except to the extent of any indemnification from PROTEON pursuant to Section 15.1 above, LONZA shall indemnify, defend and hold PROTEON, and its Affiliates, directors, officers, employees and agents harmless from and against all Liabilities to the extent such Liabilities arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of (a) any breach of the representations, warranties and covenants made by LONZA under this Agreement, or (b) LONZA’s negligent acts or omissions or willful misconduct.

* CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

15.3                        Indemnification Procedures.

15.3.1              Identification of Indemnitor and Indemnitee. An “Indemnitor” means the indemnifying Party. An “Indemnitee” means the indemnified Party, its Affiliates, and their respective directors, officers, employees and agents.

15.3.2              Indemnification Procedures. To receive the benefit of indemnification under Section 15.1 or Section 15.2, an Indemnitee which intends to claim indemnification under Section 15.1 or Section 15.2 hereof must (a) promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee intend to claim such indemnification; provided, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the lights of Indemnifying Party; (b) tender to the Indemnitor, and cause its Affiliates and their respective directors, officers, employees and agents to tender to, the Indemnitor, full authority to defend or settle the claim or suit; at its discretion, to provided that no settlement requiring any admission by the Indemnitee or that imposes any obligation on the Indemnitee shall be made without the Indemnitee’s consent; and (c) provide reasonable cooperation to the Indemnitor and its legal representatives and insurer, and cause its Affiliates and their respective directors, officers, employees and agents to reasonably cooperate with the Indemnitor and its legal representatives and insurer in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, as reasonably requested, at Indemnitor’s cost and expense. Neither Party, as an Indemnitor, shall have any obligation to indemnify the Indemnitee in connection with any settlement made without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its sole expense.

15.4                        Insurance. PROTEON shall maintain commercial general liability insurance including product liability insurance with respect to development, manufacture, import, sale, offer for sale and use of the Drug Substance and/or Products by PROTEON and its Affiliates in a minimum amount of [     ]* per occurrence (not including any self-insured retention). PROTEON will maintain such insurance policy with an insurance company having a minimum AM Best rating of A and that is licensed to do business in the Commonwealth of Massachusetts. PROTEON will provide LONZA with at least thirty (30) days’ written notice prior to non-renewal, termination, or modification of coverage. LONZA shall maintain commercial general liability insurance with respect to its activities under this Agreement in a minimum amount of [     ]* per occurrence (not including any self-insured retention). LONZA shall maintain such insurance during the Term and for a period of three (3) years thereafter. LONZA will maintain such insurance policy with an insurance company having a minimum AM Best rating of A and that is licensed to do business in the Commonwealth of Massachusetts. LONZA will provide PROTEON with at least thirty (30) days’ written notice prior to non-renewal, termination, or modification of coverage.

15.5                        Disclaimer of Consequential Damages. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 16 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 15.1 AND 15.2 WITH RESPECT TO THIRD

* CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.6                        Disclaimer regarding Transfer and Engineering Runs. PROTEON shall have the right to make whatever further use of the Transfer and/or Engineering Batches as it shall determine, provided that such use does not violate any applicable laws, rules or regulations. LONZA SHALL IN NO WAY BE RESPONSIBLE FOR ANY CLAIMS, DEMANDS, LOSSES, LIABILITIES, EXPENSES OR DAMAGES, WHATSOEVER, ARISING OUT OF OR IN ANYWAY RELATED TO PROTEON’S USE OF SUCH TRANSFER BATCHES AND/OR ENGINEERING BATCHES.

15.7                        Limitation of Liability. BOTH PARTIES HEREBY AGREE THAT TO THE FULLEST EXTENT PERMITTED BY LAW, AND EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 16 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 15.1 AND 15.2 WITH RESPECT TO THIRD PARTY CLAIMS, EACH PARTY’S LIABILITY TO THE OTHER, FOR ANY AND ALL INJURIES, CLAIMS, LOSSES, EXPENSES, OR DAMAGES, WHATSOEVER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT FROM ANY CAUSE OR CAUSES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, ERRORS, OMISSIONS OR STRICT LIABILITY, SHALL NOT EXCEED THE TOTAL CHARGES PAID OR PAYABLE BY PROTEON TO LONZA UNDER THIS AGREEMENT. TO THE EXTENT THAT THIS CLAUSE CONFLICTS WITH ANY OTHER CLAUSE, THIS CLAUSE SHALL TAKE PRECEDENCE OVER SUCH CONFLICTING CLAUSE. IF APPLICABLE LAW PREVENTS ENFORCEMENT OF THIS CLAUSE, THEN THIS CLAUSE SHALL BE DEEMED MODIFIED TO PROVIDE THE MAXIMUM PROTECTION FOR EACH PARTY AS IS ALLOWABLE UNDER APPLICABLE LAW.

ARTICLE 16
CONFIDENTIALITY

16.1                        LONZA Confidentiality Obligations. LONZA shall not use PROTEON Confidential Information except as authorized under this Agreement and shall not disclose PROTEON Confidential Information to any Third Patty other than: (i) employees, consultants, agents or Subcontractors of LONZA or LONZA’s Affiliates who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties or services in connection with LONZA’s obligations under this Agreement; (ii) Regulatory Authorities that require such information in connection with making Regulatory Filings and maintaining Regulatory Authority approvals for the Product, provided that reasonable effort will be taken to ensure confidential treatment of such information; (iii) Governmental Authorities in connection with securing and maintaining Registrations, provided that reasonable effort will be taken to ensure confidential treatment of such information; (iv) in response to a valid order or subpoena of a court of competent

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jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction, provided that LONZA provides PROTEON with prior written notice of such disclosure (if practicable) in order to permit PROTEON to seek a protective order or other confidential treatment of such PROTEON Confidential Information, provided further that any PROTEON Confidential Information so disclosed will be limited to that information that is legally required to be disclosed in such response to such court or governmental order or subpoena; (v) as otherwise required by applicable law or regulation, provided that LONZA provides PROTEON with prior written notice of such disclosure (if practicable) in order to permit PROTEON to seek a protective order or confidential treatment of such PROTEON Confidential Information, provided further that any PROTEON Confidential Information so disclosed will be limited to that information that is legally required by applicable law to be disclosed; or (vi) Swiss or foreign tax authority to the extent legally required by applicable law to be disclosed.

16.2                        PROTEON Confidentiality Obligations. PROTEON shall not use LONZA Confidential Information except as authorized under this Agreement and shall not disclose any LONZA Confidential Information to any Third Party other than: (i) employees, consultants, or agents of PROTEON or PROTEON’s Affiliates who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties or services in connection with PROTEON’s obligations under this Agreement or the development or commercialization of the Product; (ii) Regulatory Authorities that require such information in connection with making Regulatory Filings and maintaining Regulatory Authority approvals for the Product,  provided that reasonable effort will be taken to ensure confidential treatment of such information; (iii) Governmental Authorities in connection with securing and maintaining Registrations, provided that reasonable effort will be taken to ensure confidential treatment of such information; (iv) to sublicensees in connection with the exercise of the license granted to PROTEON under Article 12; (v) in response to a valid order or subpoena of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction, provided that PROTEON provides LONZA with prior written notice of such disclosure (if practicable) in order to permit LONZA to seek a protective order or other confidential treatment of such LONZA Confidential Information, provided further that any LONZA Confidential Information so disclosed will be limited to that information that is legally required to be disclosed in such response to such court or governmental order or subpoena; (vi) as otherwise required by applicable law or regulation, provided that PROTEON provides LONZA with prior written notice of such disclosure (if practicable) in order to permit LONZA to seek a protective order or confidential treatment of such LONZA Confidential Information, provided further that any LONZA Confidential Information so disclosed will be limited to that information that is legally required by applicable law to be disclosed; or (vii) to U.S. or foreign tax authority to the extent legally required by applicable law to be disclosed.

16.3                        Responsibility for Compliance with Confidentiality and Nonuse Obligations. Each Party shall be responsible for any misuse or misappropriation, by such Party, its Affiliates, or the employees, consultants, agents, Subcontractors or sublicensees of such Party or such Party’s Affiliates, of the other Party’s Confidential Information.

* CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

16.4                        Terms of Agreement. Neither Party shall, without the prior written consent of the other Party, disclose in any manner to any Third Party the terms and conditions of this Agreement.

16.5                        Exclusions. The obligations of confidentiality and nonuse set forth in Section 16.1 and Section 16.2 and Section 16.4 shall not apply to any information that: (i) is released with the prior written consent of the disclosing Party; (ii) is required to comply with national, federal or state laws, rules or regulations (including the rules and regulations of any national stock exchange on which such Party’s securities are traded), provided that the receiving Party promptly notifies the disclosing Party of such required disclosure, takes all reasonable and lawful actions to obtain confidential treatment of such disclosure and furnishes only that portion of the Confidential Information which is legally required to be disclosed; or (iii) is disclosed to a Party’s employees, consultants, agents, Subcontractors, sublicenses, potential acquirers, investors or potential investors, on a need-to-know basis, under reasonable conditions of confidentiality. In determining whether or not the disclosing Party’s Confidential Information has entered the public domain, the obligations of confidentiality shall no longer apply to only that portion of said Confidential Information that has become public, and portions remaining confidential shall retain their status as Confidential Information. Each Party shall notify the other promptly on discovery of any unauthorized use or disclosure of the other Party’s trade secrets or proprietary information.

16.6                        No Licenses. Except as expressly provided in Article 12 hereof, no right or license, either express or implied, is granted under any intellectual property right or by virtue of the disclosure of Confidential Information under this Agreement, or otherwise.

16.7                        Maintenance of Confidentiality. Each Party shall use reasonable and customary precautions to safeguard the other Party’s Confidential Information, including ensuring that all employees, consultants, agents, Subcontractors or sublicensees who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential Information and have contractual confidentiality and nonuse obligations that are at least as restrictive as those contained in this Agreement.

16.8                        Termination of Certain Prior Agreements. This Agreement supersedes in its entirety the Confidentiality Agreement. All Confidential Information (as defined in such Confidentiality Agreement) exchanged between the Parties under such agreement shall be deemed Confidential Information under this Agreement (either PROTEON Confidential Information or LONZA Confidential Information, as the context requires) and shall be subject to the terms of this Agreement from and after the Effective Date, but shall remain subject to the Confidentiality Agreement with respect to the period prior to the Effective Date.

16.9                        No Disclosure of Unrelated Information. Neither Party shall disclose Confidential Information to the other Patty that is not reasonably necessary for performance of a Party’s obligations under this Agreement, including but not limited to manufacturing processes for other products, marketing plans and clinical development plans. Notwithstanding the foregoing, nothing in this provision shall limit the confidentiality and non-use obligations and rights in this Article 16.

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ARTICLE 17
PRESS RELEASES; USE OF NAMES

17.1                        Press Releases. The Parties agree that any initial public announcement of the execution of this Agreement shall be in the form of a mutual press release to be agreed upon by the Parties; provided, that the Parties shall also agree on the timing of such public announcement. After such press release is published, each Party shall be entitled to make or publish any public statement consistent with the contents thereof. Except as set forth in the preceding sentence, no press release, publicity or other form of public written disclosure related to this Agreement shall be permitted by either Party unless the other Party has indicated its consent to the form of the release in writing. This Section 17.1 shall not apply to any disclosure that is deemed necessary, in the reasonable judgment of the responsible Party, to comply with national, federal or state laws or regulations (including the rules and regulations of any national stock exchange on which such Party’s securities are traded).

17.2                        Use of Names. Neither Party shall make use of the name of the other Party in any advertising or promotional material, or otherwise, in connection with this Agreement or any related agreements, without the prior written consent of such other Party.

ARTICLE 18
TERM; TERMINATION

18.1                        Term; Option to Extend. Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue until the later of (i) the third (3rd) anniversary of the Effective Date and (ii) the completion of all deliverables contemplated by the Project Plan and Exhibit B (such period during which this Agreement is in effect, the “Term”). The Parties may, by written agreement, extend the Term of this Agreement for an additional period of time.

18.2                        Scheduling and Rescheduling. The initial scheduling of LONZA production activities is set forth in the Project Plan. The Project Plan includes the “Suite Activation Date” (“Suite Activation Date”) which locks the target date for occupancy of this Project in the designated LONZA GMP suite or suites and dedicates LONZA resources and assets to meeting that date. If PROTEON requests to change the Suite Activation Date, LONZA will make all reasonable attempts to accommodate the request. In the event that this change would impact other projects scheduled for occupancy in the designated suite or suites, PROTEON’s Project may be delayed until an adequate time period is available in the schedule for the designated LONZA suite or suites and dedicated resources.

18.3                        Batch Cancellation. Stage 3 as described in the Project Plan may be cancelled by PROTEON upon written notification to LONZA (effective upon date of receipt by LONZA) under the following schedule and cancellation fees:

18.3.1              Cancellation for Convenience: The cancellation fee shall be a percentage of the total Stage 3 Price (where the total Stage 3 price is CHF [     ]* or as agreed otherwise in a Change Order), less any sums already received under the Project Plan in respect of Stage 3 at the time the cancellation fee is calculated. The applicable percentage shall be dependent on the period

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of time between (i) notice of cancellation and (ii) the then current date for Suite Activation Date of Stage 3 as follows:

Period prior to Suite Activation Date of Stage 3	Percentage of Stage 3 Price
[ ]* months from Suite Activation Date	[ ]*
[ ]* from Suite Activation Date	[ ]*
[ ]* months from Suite Activation Date	[ ]*

18.3.2              Cancellation for Cause (i.e. clinical failure, regulatory hold, a LONZA generated or Change Order-generated Project delay(s) during Stage 1 and/or 2 of the Project Plan which result(s) in unacceptable delay(s) to the Suite Activation Date, or the like) but specifically excluding events that would permit PROTEON to terminate this Agreement pursuant to Section 18.4. The cancellation fee shall be a percentage of the total Stage 3 Price (where the total Stage 3 price is CHF [         ]*, or as agreed otherwise in a Change Order), less any sums already received under the Project Plan in respect of Stage 3 at the time the cancellation fee is calculated. The applicable percentage shall be dependent on the period of time between (i) notice of cancellation and (ii) the then current date for Suite Activation Date of Stage 3 as follows:

Period prior to Suite Activation Date of Stage 3	Percentage of Stage 3 Price
[ ]* months from Suite Activation Date	[ ]*

18.3.3              Notwithstanding the foregoing, LONZA will use Commercially Reasonable Efforts to manufacture alternate product in the Facility for PROTEON or, if PROTEON does not so request, for a third party, in order to mitigate any financial loss suffered by LONZA or PROTEON due to the Batch Cancellation by PROTEON or a designated Affiliate of PROTEON. Should LONZA be able to manufacture alternate product for PROTEON or a third party, then the applicable cancellation fee set forth in Section 18.3.1 and 18.3.2 shall be waived and PROTEON shall not be obligated to pay any such fee, or if such fee has been previously paid by PROTEON shall be refunded by LONZA.

18.3.4              Any amounts payable in 18.3.1 and 18.3,2 shall be due within thirty (30) days of the receipt of invoice.

18.4                        Termination. This Agreement may be terminated as follows:

18.4.1              Material Breach. Either Party may terminate this Agreement, by written notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within thirty (30) days after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being

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cured within such thirty-day period and the breaching Party has commenced and diligently continued actions to cure such breach within such thirty-day period, except in the case of a payment default, the cure period shall be extended to sixty (60) days, so long as the breaching Party is making diligent efforts to do so. Such termination shall be effective upon expiration of the applicable cure period.

18.4.2              Force Majeure Termination. The “disadvantaged” Party shall have the right to terminate this Agreement, upon providing written notice thereof to the other Party, such termination to be effective thirty (30) days from the date of such notice under the conditions set forth in Section 19.1.

18.4.3              Insolvency. Either Party may terminate this Agreement upon notice to the other Party, upon (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within ninety (90) days of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within ninety (90) days of filing. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights of “intellectual property” as defined therein.

18.4.4              Failure to Establish the Manufacturing Process. This Agreement may be terminated in its entirety by PROTEON in the event that LONZA is unable to develop a Manufacturing Process in accordance with Project Plan that meets the [     ]* specified in Exhibit D to this Agreement, despite the use of Commercially Reasonable Efforts to do so. In the event of such termination, PROTEON’s liability shall be limited to the Project costs actually incurred by LONZA prior to the effective date of termination. In addition, the Agreement may be terminated in its entirety by LONZA upon completion of Stage 2 of the Project Plan or thereafter should LONZA determine, in good faith, that the Manufacturing Process is not suitable for implementation in the cGMP Facility after Commercially Reasonable Efforts to establish the Manufacturing Process have been completed. In the event of such termination, PROTEON’s liability shall be limited to the Project costs actually incurred by LONZA prior to the effective date of termination. PROTEON shall not be liable under this Clause 18.4.4 to pay to LONZA in aggregate a sum in excess of the amount set forth in the Project Plan (plus LONZA-incurred Acquisition Costs), as may be amended from time-to-time pursuant to Section 3.4, for the completed, or partially completed, stages or sub-stages of the Project at the time of such termination.

18.4.5              Cumulative Remedies. Any right to terminate this Agreement shall be in addition to and not in lieu of all other rights or remedies that the Party giving notice of termination may have at law or in equity or otherwise.

18.5                        Consequences of Termination.

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18.5.1              Payment of Amounts Due. Expiration or termination of this Agreement for any reason shall not exempt either Party from paying to the other Party any amounts owing to such Party at the time of such expiration or termination.

18.5.2              This Section Intentionally Omitted.

18.5.3              Termination of Runs. Runs that are in process as of the effective date of any termination hereunder shall not be cancelled without the mutual agreement of the Parties, and the Agreement shall continue to survive with respect to those in-process Runs. Drug Substance that has been fully manufactured as of the date of such termination, but for which Quality Review and Approval has not been completed, shall remain subject to the terms of this Agreement, and the Agreement shall continue to survive with respect to such Drug Substance.

18.5.4              Raw Materials, Consumables and Resins. Upon expiration or termination of this Agreement, PROTEON shall purchase from LONZA (to the extent not previously purchased), at LONZA’s Acquisition Cost, all remaining usable Raw Materials, Consumables and Resins acquired and paid for by LONZA for the manufacture of Drug Substance under this Agreement, provided that such Raw Materials, Consumables and Resins are in resalable condition and provided, that as of the date of receipt of the termination notice, LONZA shall place no further orders for Raw Materials, Consumables and Resins except as may be necessary for completion of any portion of LONZA’s services hereunder that are not immediately terminated.

18.5.5              Return of Materials and of PROTEON Confidential Information; Transfer of PROTEON Equipment. Upon expiration or termination of this Agreement, unless otherwise directed by PROTEON, LONZA shall promptly at PROTEON’s sole cost and expense (i) return or, at PROTEON’s election, destroy, all quantities of the [    ]* received by LONZA under this Agreement, (ii) return all PROTEON Confidential Information to PROTEON, except for a single copy and/or sample which may be retained for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement, (iii) deliver to PROTEON all Reference Materials (except that LONZA shall have the right to keep a retain sample of each Reference Material) being held by LONZA, and (iv) deliver all remaining Raw Materials, Consumables and Resins purchased pursuant to Section 18.5.4. In addition, LONZA shall transfer all PROTEON Equipment to PROTEON, at PROTEON’s sole cost and expense, within sixty (60) days of expiration or termination of this Agreement. If any PROTEON owned property (PROTEON Equipment, Drug Substance, Raw Materials, etc.) remains at the LONZA Facility for a period longer than ninety (90) days after expiration or termination of this Agreement, PROTEON shall pay for such storage as Additional Services in accordance with the applicable Project Rates. Any deliveries made pursuant to Section 18.4 shall be made FCA the LONZA Facility.

18.5.6              Return of LONZA Confidential Information. Upon expiration or termination of this Agreement, PROTEON shall promptly return all LONZA Confidential Information to LONZA, except for a single copy which may be retained for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

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18.5.7              Accrued Rights. Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.

18.6                        Surviving Rights. Article 1, Section 4.7 (only with respect to hazards that may exist or handling of materials which may take place after the termination date), Article 5 (only with respect to work in progress as of the termination date), Article 6 (only with respect to invoices unpaid as of the termination date or issued thereafter for work in progress as of the termination date), Article 10, Article 11, Article 12, Article 13, Article 15, Article 16, Article 17, Section 18.4, Section 18.5, Section 18.6, and Article 20, and the rights and obligations contained therein, shall survive the termination or expiration of this Agreement.

ARTICLE 19
FORCE MAJEURE

19.1                        Effects of Force Majeure. Except as otherwise provided in this Agreement, in the event that a delay or failure of a Party to comply with any obligation created by this Agreement (except for payment of any amounts due under this Agreement) if such failure is caused by an act of God, fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, a viral, bacterial or Mycoplasmal contamination which causes a shutdown of the LONZA Facility, prevention from or hindrance in obtaining energy or other utilities, a shortage of Raw Materials, Resins, Consumables or other necessary components, labor disputes of whatever nature, or any other reason beyond the control and without the fault or negligence of the Party affected thereby (collectively, a “Force Majeure Event”), the “affected Party” will, after giving prompt notice to the “disadvantaged Party” in accordance with Section 19.2, be excused from such performance on a day-to-day basis during the continuance of such Force Majeure Event continues (and the disadvantaged Party will likewise be excused from performance of its obligations on a day-to-day basis during the same period); provided that upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement. If Force Majeure Event conditions continue for more than ninety (90) consecutive days or an aggregate one hundred eighty (180) days in any 12-month period, then the “disadvantaged” Party may terminate this Agreement in accordance with Section 18.4.2.

19.2                        Notice of Force Majeure. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement. Each “affected” Party further agrees to use its best efforts to correct the Force Majeure Event as quickly as practicable and to give the other Party prompt written notice when it is again fully able to perform such obligations.

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ARTICLE 20
MISCELLANEOUS

20.1                        Notices. Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, (d) delivered by facsimile (with documented evidence of transmission), or (e) delivered by electronic mail (with respect to exchanges regarding the Project Plan and proposed Decision Requests or Change Orders or Change Requests and upon documented evidence of receipt, which shall consist of an acknowledgement from the recipient Party that such email transmission has been received) to the addresses or facsimile numbers or email addresses of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to LONZA:

Lonza Ltd

Attn: Group General Counsel

Muenchensteinerstrasse 38

CH-4002 Basel

Switzerland

Fax: +41 61 316 83 14

If to PROTEON:

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

Fax: 781-487-6729

Attn: Mark Fitzpatrick, Chief Financial Officer

20.2                        Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal substantive laws of New York, USA, without reference to the choice of law doctrine of such state that would result in the application of the substantive law of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or the transactions contemplated by this Agreement.

20.3                        Dispute Resolution. (a)  The Parties will attempt to settle any claim or controversy arising out of this Agreement or the subject matter hereof through consultation and negotiation in good faith in a spirit of mutual cooperation. Such matters will be initially addressed by the Project Managers, who shall use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after either Party notifies the other of the dispute, then the matter will be escalated to the Chief Executive Officer of PROTEON and the

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Chief Executive Officer of LONZA, or their designees for resolution. They will use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after it is referred to them and do not mutually agree to extend the time for negotiation, then the dispute will be submitted to arbitration in accordance with the procedure set forth in Section 20.3(b).

(b)                                 Except with respect to actions by either Party seeking equitable or declaratory relief, any claim or controversy arising in whole or in part under or in connection with this Agreement or the subject matter hereof that is not resolved pursuant to Section 20.3(a) will be referred to and finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce (the “Rules”) as such Rules may be modified by this Agreement, by one arbitrator, who will be agreed upon by the Parties. If the Parties are unable to agree upon a single arbitrator within thirty (30) days following the date arbitration is demanded, three arbitrators will be used, one selected by each Party within ten (10) days after the conclusion of the 30-day period and a third selected by the first two within ten (10) days thereafter. Unless the Parties agree otherwise, they will be limited in their discovery to directly relevant documents. Responses or objections to a document request will be served twenty (20) days after receipt of the request. The arbitrator(s) will resolve any discovery disputes. Arbitration proceedings may be commenced by either Party by notice to the other Party. Unless otherwise agreed by the Parties, all such arbitration proceedings will be held in New York, USA, provided that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). The arbitrator(s) will apply the laws of New York and it is understood and agreed that the provisions of Sections 45 and 69 of the Arbitration Act of 1969 shall not apply in respect of any arbitration pursuant to this Agreement. The arbitrator(s) will only have the authority to award actual money damages (with interest on unpaid amounts from the date due) and, except with respect to a breach or nonperformance of any provision of this Agreement relating to Confidential Information, the arbitrator(s) will not have the authority to award indirect, incidental, consequential, exemplary, special or punitive damages, and the Parties expressly waive any claimed right to such damages. The arbitrator(s) also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including an injunction or order for specific performance. The award of the arbitrator(s) shall be the sole and exclusive remedy of the Parties. Judgment on the award rendered by the arbitrator(s) may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrator(s). The arbitration will be of each Party’s individual claims only, and no claim of any other Party will be subject to arbitration in such proceeding. The costs and expenses of the arbitration, but not the costs and expenses of the Parties, will be shared equally by the Parties. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys’ fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties and the arbitrator(s) will maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute. Judgment on the award granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. The Parties knowingly and

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voluntarily waive their rights to have their dispute tried and adjudicated by a judge and jury except as expressly provided herein.

(c)                                  Nothing in this Section 20.3 will prevent a Party from resorting to judicial proceedings if: (i) interim relief from a court is necessary to prevent serious and irreparable injury to such Party; or (ii) litigation is required to be filed prior to the running of the applicable statute of limitations. The use of any alternative dispute resolution procedure will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either Party.

20.4                        Headings. All headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

20.5                        Exhibits. All exhibits or appendices referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

20.6                        Security Procedures. All PROTEON personnel visiting or having access to the LONZA Facility shall agree in writing to abide by LONZA standard policies, operating procedures and security procedures as established by LONZA and communicated to PROTEON.

20.7                        Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. Neither Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party; provided that either party may assign. this Agreement without the consent of the other party to (i) an Affiliate or (ii) in connection with the sale or transfer or other assignment of all or substantially all of the assets of such Party or the line of business or Product to which this Agreement relates, or (iii) in connection with a merger, consolidation, acquisition or other form of business combination; provided, further, that in each instance the assignee expressly assumes all obligations imposed on the assigning Party by this Agreement in writing and the other Party is notified in advance of such assignment. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

20.8                        Severability. If any part of this Agreement shall be found to be invalid or unenforceable under applicable law in any jurisdiction, such part shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without in any way affecting the remaining parts of this Agreement in that jurisdiction or the validity or enforceability of the Agreement as a whole in any other jurisdiction. In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as nearly approximate the intent of the Parties as possible.

20.9                        Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall at any time enter

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into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

20.10                 Waiver. No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

20.11                 Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument. This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

20.12                 No Solicitation of Employees. During the Term and for two (2) years thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other Party or its Affiliates to discontinue his or her employment with the other Party or such Affiliate in order to become an employee or an independent contractor of the soliciting Party or its Affiliates; provided, however, that neither Party shall be in violation of this Section as a result of making a general solicitation for employees or independent contractors. For the avoidance of doubt, the publication of an advertisement shall not constitute solicitation or inducement.

20.13                 Entirety; Amendments. This Agreement, including any exhibits attached hereto and referenced herein, and the Quality Agreement constitute the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless hereafter made in a written instrument referencing this Agreement and signed by each of the Parties.

20.14                 Preference. The terms of this Agreement shall prevail in the event of a conflict between this Agreement and any exhibits or appendices.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed on its behalf by its duly authorized representative.

PROTEON THERAPEUTICS, INC.

By:	/s/ Timothy Noyes

Name:	Timothy Noyes

Title:	President & CEO

LONZA LTD

By:	/s/ Dr. Hans Peter Pfirter

Name:	Dr. Hans Peter Pfirter

Title:	General Counsel

By:	/s/ Thomas Keppler

Name:	Thomas Keppler

Title:	Head of Patient Department

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Exhibit C

Quality Agreement

(See Attached)

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Exhibit C

QUALITY AGREEMENT

By and Between

Proteon Therapeutics

and

Lonza AG

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QUALITY AGREEMENT

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Amendment 1 to Process Development and Manufacturing Services Agreement
by and between
Proteon Therapeutics
and
Lonza Ltd.

This Amendment 1 (“Amendment 1”) to the Process Development and Manufacturing Services Agreement by and between Proteon Therapeutics, Inc., a Delaware corporation, with an address at 200 West Street, Waltham, Waltham, Massachusetts (“Proteon”) and Lonza Ltd., a Swiss company with an address at Muchensteinerstrasse 38, CH-4002 Basel, Switzerland (“Lonza”) is made and entered into as of the 21st day of February, 2012 (the “Amendment 1 Effective Date”).  Except as expressly set forth herein, all capitalized terms shall have the same meaning as set forth in the Agreement.

RECITALS

WHEREAS, Proteon and Lonza entered into the Process Development and Manufacturing Services Agreement effective September 1, 2009 (the “Agreement”); and

WHEREAS, Proteon and Lonza now wish to amend the Agreement as set forth in this Amendment 1.

NOW, THEREFORE, Proteon and Lonza agree as follows:

AGREEMENT

The following amendments and additions are hereby made to the Agreement:

1.                                      The services to be performed by Lonza under this Amendment 1 are set forth in the amendment to the Project Plan appended hereto as Exhibit A-1 and incorporated by reference (the “Amendment 1 Services”).

2.                                      For the purposes of the Amendment 1 Services, in Section 1.62, the reference to “Exhibit A” shall be deleted and replaced with “Exhibit A-1”.

3.                                      For the purposes of the Amendment 1 Services, Section 1.63 is hereby deleted in its entirety, and replaced with the following:

“Project Rates” means the applicable rates at which Lonza will charge Proteon for the various Additional Services performed hereunder, if any, as agreed to by the Parties in a Change Order or amendment to the Agreement.

4.                                      In Section 1.66, the reference to “Exhibit D” shall be deleted and replaced with “Exhibit C”.

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5.                                      Section 6.3 is hereby deleted in its entirety, and replaced with the following:

All invoices submitted to Proteon pursuant to Section 6.2 shall be paid by Proteon in U.S. Dollars (USD) based on the conversion of each payment amount scheduled in Swiss Francs (CHF) to USD, utilizing the base exchange rate, as described in the next sentence, or as otherwise adjusted pursuant to this Section 6.3.  The base exchange rate for this Agreement will be that for purchasing CHF with USD at the closing on the Amendment 1 Effective Date as stated in the Wall Street Journal, Eastern Edition.  If the exchange rate, as stated in the Wall Street Journal, Eastern Edition, for purchasing CHF with USD increases or decreases by 5% or less from the base exchange rate at any date of invoice, then no adjustment shall be made; if the exchange rate for purchasing CHF with USD increases or decreases by more than 5% from the base exchange rate at any date of invoice, then the Parties shall each assume 50% of the burden or the benefit of such increase or decrease from the base exchange rate.

6.                                      For the purposes of the Amendment 1 Services, Section 18.4.4 is hereby deleted in its entirety.

7.                                      For the purposes of the Amendment 1 Services, Exhibit B is hereby deleted in its entirety.  For the purposes of the Amendment 1 Services, the prices are included in Exhibit A-1.

8.                                      For the purposes of the Amendment 1 Services, Exhibit D is hereby deleted in its entirety.

9.                                      For the purposes of Amendment 1 Services, Exhibit E is added to the Agreement and is hereto and incorporated by reference.

10.                               In the event of a conflict between the terms and conditions of this Amendment 1 and the Agreement, the terms and conditions of this Amendment 1 shall control.

All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, Lonza and Proteon have executed this Amendment effective as of the Amendment 1 Effective Date.

PROTEON THERAPEUTICS, INC.		LONZA LTD.

By:	/s/ Timothy Noyes	By:	/s/ Rachel Corder

Name: Timothy Noyes		Name: Rachel Corder

Title: CEO		Title: Senior Legal Counsel

Date:	2-21-12	Date:	22 February 2012

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Exhibit A-1
Project Plan
Amendment 1 Services

See attached Project Plan

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Exhibit E

Block Flow Diagram - See Attached

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